EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.

EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William J. Wagner, President and Chief Executive Officer (814) 726-2140
William W. Harvey, Jr., Senior Executive Vice President and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces Second Quarter 2015 Earnings and Quarterly Dividend

Warren, Pennsylvania — July 16, 2015

Northwest Bancshares, Inc. (NasdaqGS: NWBI) announced net income for the quarter ended June 30, 2015 of $15.3 million, or $0.17 per diluted share. This represents an increase of $2.6 million, or 20.8%, compared to the same quarter last year when net income was $12.7 million, or $0.14 per diluted share.  The annualized returns on average shareholders’ equity and average assets for the quarter ended June 30, 2015 were 5.77% and 0.78% compared to 4.77% and 0.64% for the same quarter last year.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.14 per share payable on August 13, 2015, to shareholders of record as of July 30, 2015.  This represents the 83rd consecutive quarter in which the Company has paid a cash dividend.

In making this announcement, William J. Wagner, President and CEO, noted, “The continued improvement in asset quality was the primary driver for earnings improvement for this quarter versus a year ago.  The provision for loan losses was $7.2 million less this quarter than in 2014.  All other components of income and expense are relatively consistent with the previous year.  We continue to exhibit success in growing our loan portfolio, which increased by $60 million during the quarter and $135 million year-to-date. Unfortunately, charge-offs were elevated this quarter by two commercial loans, a $6.1 million loan to a seed wholesaler and a $2.0 million loan to a hotel operator. These charge-offs did not impact quarterly earnings as reserves had been provided for in earlier periods.  Finally, we remain keenly focused on the integration of LNB Bancorp, Inc. which is anticipated to close on August 14, 2015, and will assist in the continued deployment of our excess capital.”

Net interest income decreased by $373,000, or 0.6%, to $61.7 million for the quarter ended June 30, 2015, from $62.1 million for the quarter ended June 30, 2014 due primarily to a decrease in interest on investment securities of $948,000 which was partially offset by a decrease in interest paid on deposit accounts of $730,000. The decrease in interest on investment securities was a result of higher rate municipal securities being called or maturing and an overall decrease in investment balances as excess liquidity was used to fund loan growth. The decrease in interest paid on deposits reflects the continued shift of customer deposits from time accounts to non-maturity deposits.

The provision for loan losses decreased by $7.2 million, or 87.3%, to $1.1 million for the quarter ended June 30, 2015, from $8.3 million for the quarter ended June 30, 2014 as overall asset quality continued to improve. Loans 90 days or more delinquent decreased by $13.8 million, or 26.9%, to $37.5 million at June 30, 2015 from $51.3 million at June 30, 2014, while total nonaccrual loans decreased by $38.8 million, or 40.1%, to $58.0 at June 30, 2015 from $96.8 million last year.

Noninterest income decreased by $124,000, or 0.7%, to $17.0 million for the quarter ended June 30, 2015, from $17.1 million for the quarter ended June 30, 2014.  This decrease is due to a decrease in other operating income of $471,000, or 27.9%, due primarily to the timing of FHLB dividend payments in 2014.

Noninterest expense increased by $1.3 million, or 2.5%, to $55.1 million for the quarter ended June 30, 2015, from $53.8 million for the quarter ended June 30, 2014. Processing expenses increased by $753,000 due primarily to recent technology upgrades including the implementation of software that provides Northwest’s customers enhanced security for online financial transactions.  Additionally, expenses totaling $467,000 were incurred during the quarter ended June 30, 2015 related to the acquisition of LNB Bancorp, Inc.  Partially offsetting these increases was a decrease in office operations of $360,000 due primarily to reduced collection costs.

Net income for the six month period ended June 30, 2015 was $31.5 million, or $0.34 per diluted share. This represents an increase of $4.2 million, or 15.4%, compared to the six-month period ended June 30, 2014 when net income was $27.3 million, or $0.30 per diluted share.  The annualized returns on average shareholders’ equity and average assets for the six month period ended June 30, 2015 were 5.97% and 0.81% compared to 4.97% and 0.69% for the same period last year.  Improvement in asset quality was also the primary reason for the increase in net income for the six month period, as the provision for loan losses decreased by $13.8 million, or 87.6%. Partially offsetting this factor was a decrease in the gain on sale of investments of $3.0 million as a portion of the Company’s bank stock portfolio was divested in the previous year at a significant gain.

On December 15, 2014, the Company announced that it had entered into a definitive merger agreement to acquire LNB Bancorp, Inc. and its wholly-owned subsidiary, Lorain National Bank, which operates 21 community banking offices in northeast Ohio and has assets of approximately $1.3 billion. The acquisition has been approved by all regulatory agencies and LNB shareholders and is expected to close on August 14, 2015.

Headquartered in Warren, Pennsylvania, Northwest Bancshares, Inc. is the holding company of Northwest Savings Bank.  Founded in 1896, Northwest Savings Bank is a full-service financial institution offering a complete line of business and personal banking products, employee benefits and wealth management services, as well as the fulfillment of business and personal insurance needs. Northwest operates 161 community banking offices in Pennsylvania, New York, Ohio and Maryland and 51 consumer finance offices in Pennsylvania through its subsidiary, Northwest Consumer Discount Company.  Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market (“NWBI”). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed on-line at www.northwestsavingsbank.com.

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Forward-Looking Statements - This release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with commercial real-estate and business loans.  Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries

Consolidated Statements of Financial Condition

(Dollars in thousands, except per share amounts)

	(Unaudited)
	June 30,	December 31,
	2015	2014
Assets
Cash and cash equivalents	$84,000	87,401
Interest-earning deposits in other financial institutions	208,311	152,671
Federal funds sold and other short-term investments	637	634
Marketable securities available-for-sale (amortized cost of $854,147 and $906,702)	861,157	912,371
Marketable securities held-to-maturity (fair value of $62,957 and $106,292)	61,464	103,695
Total cash, interest-earning deposits and marketable securities	1,215,569	1,256,772

Residential mortgage loans	2,597,170	2,521,456
Home equity loans	1,055,829	1,066,131
Other consumer loans	252,391	242,744
Commercial real estate loans	1,859,743	1,801,184
Commercial loans	359,524	358,376
Total loans receivable	6,124,657	5,989,891
Allowance for loan losses	(59,057)	(67,518)
Loans receivable, net	6,065,600	5,922,373

Federal Home Loan Bank stock, at cost	38,066	33,293
Accrued interest receivable	18,682	18,623
Real estate owned, net	13,864	16,759
Premises and Equipment, net	142,302	143,909
Bank owned life insurance	146,283	144,362
Goodwill	175,498	175,323
Other intangible assets	2,759	3,033
Other assets	45,887	60,586
Total assets	$7,864,510	7,775,033

Liabilities and Shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$962,347	891,248
Interest-bearing demand deposits	928,417	874,623
Money market deposit accounts	1,143,199	1,179,070
Savings deposits	1,262,991	1,209,287
Time deposits	1,397,528	1,478,314
Total deposits	5,694,482	5,632,542
Borrowed funds	899,056	888,109
Advances by borrowers for taxes and insurance	41,763	30,507
Accrued interest payable	1,302	936
Other liabilities	56,463	57,198
Junior subordinated debentures	103,094	103,094
Total liabilities	6,796,160	6,712,386

Shareholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 94,740,749 shares and 94,721,453 shares issued and outstanding, respectively	947	947
Paid-in-capital	624,321	626,134
Retained earnings	487,150	481,577
Unallocated common stock of Employee Stock Ownership Plan	(21,485)	(21,641)
Accumulated other comprehensive loss	(22,583)	(24,370)
Total shareholders’ equity	1,068,350	1,062,647
Total liabilities and shareholders’ equity	$7,864,510	7,775,033

Equity to assets	13.58%	13.67%
Tangible common equity to assets	11.58%	11.64%
Book value per share	$11.28	11.22
Tangible book value per share	$9.40	9.34
Closing market price per share	$12.82	12.53
Full time equivalent employees	2,036	2,042
Number of banking offices	161	162

Northwest Bancshares, Inc. and Subsidiaries

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

	Quarter ended
	June 30,		March 31,
	2015	2014	2015
Interest income:
Loans receivable	$70,985	70,726	70,711
Mortgage-backed securities	2,058	2,666	2,234
Taxable investment securities	1,129	1,014	1,045
Tax-free investment securities	1,143	1,598	1,348
Interest-earning deposits	180	286	139
Total interest income	75,495	76,290	75,477

Interest expense:
Deposits	5,691	6,421	5,766
Borrowed funds	8,101	7,793	8,133
Total interest expense	13,792	14,214	13,899

Net interest income	61,703	62,076	61,578
Provision for loan losses	1,050	8,285	900
Net interest income after provision for loan losses	60,653	53,791	60,678

Noninterest income:
Gain on sale of investments	566	349	95
Service charges and fees	9,228	9,042	8,659
Trust and other financial services income	3,094	3,055	2,776
Insurance commission income	2,210	2,237	2,428
Loss on real estate owned, net	(541)	(562)	(1,046)
Income from bank owned life insurance	1,008	1,050	913
Mortgage banking income	218	265	240
Other operating income	1,217	1,688	1,963
Total noninterest income	17,000	17,124	16,028

Noninterest expense:
Compensation and employee benefits	28,920	28,543	27,895
Premises and occupancy costs	5,899	5,740	6,267
Office operations	3,508	3,868	3,680
Processing expenses	7,392	6,639	7,205
Marketing expenses	3,190	2,931	1,976
Federal deposit insurance premiums	1,286	1,338	1,347
Professional services	1,652	1,775	1,792
Amortization of intangible assets	269	331	268
Real estate owned expense	514	459	692
Acquisition expense	467	—	347
Other expense	2,038	2,182	2,242
Total noninterest expense	55,135	53,806	53,711

Income before income taxes	22,518	17,109	22,995
Income tax expense	7,213	4,435	6,825

Net income	$15,305	12,674	16,170

Basic earnings per share	$0.17	0.14	0.18

Diluted earnings per share	$0.17	0.14	0.18

Annualized return on average equity	5.77%	4.77%	6.17%
Annualized return on average assets	0.78%	0.64%	0.83%

Basic common shares outstanding	91,538,172	91,491,654	91,634,064
Diluted common shares outstanding	91,998,005	92,531,142	91,902,071

Northwest Bancshares, Inc. and Subsidiaries

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

	Six months ended
	June 30,
	2015	2014
Interest income:
Loans receivable	$141,696	140,048
Mortgage-backed securities	4,292	5,459
Taxable investment securities	2,174	2,094
Tax-free investment securities	2,491	3,253
Interest-earning deposits	319	486
Total interest income	150,972	151,340

Interest expense:
Deposits	11,457	12,911
Borrowed funds	16,234	15,507
Total interest expense	27,691	28,418

Net interest income	123,281	122,922
Provision for loan losses	1,950	15,770
Net interest income after provision for loan losses	121,331	107,152

Noninterest income:
Gain on sale of investments	661	3,697
Service charges and fees	17,887	17,450
Trust and other financial services income	5,870	6,102
Insurance commission income	4,638	4,801
Loss on real estate owned, net	(1,587)	(697)
Income from bank owned life insurance	1,921	2,051
Mortgage banking income	458	514
Other operating income	3,180	2,863
Total noninterest income	33,028	36,781

Noninterest expense:
Compensation and employee benefits	56,815	56,515
Premises and occupancy costs	12,166	12,297
Office operations	7,188	7,625
Processing expenses	14,597	13,228
Marketing expenses	5,166	4,568
Federal deposit insurance premiums	2,633	2,635
Professional services	3,444	3,837
Amortization of intangible assets	537	662
Real estate owned expense	1,206	1,098
Acquisition expense	814	—
Other expense	4,280	4,504
Total noninterest expense	108,846	106,969

Income before income taxes	45,513	36,964
Income tax expense	14,038	9,679

Net income	$31,475	27,285

Basic earnings per share	$0.34	0.30

Diluted earnings per share	$0.34	0.30

Annualized return on average equity	5.97%	4.97%
Annualized return on average assets	0.81%	0.69%

Basic common shares outstanding	91,585,766	91,324,169
Diluted common shares outstanding	91,950,216	92,442,631

Northwest Bancshares, Inc. and Subsidiaries

Asset quality

(Dollars in thousands)

	June 30, 2015	March 31, 2015	June 30, 2014	December 31, 2014

Nonaccrual loans current:
Residential mortgage loans	$1,655	1,322	1,112	1,169
Home equity loans	1,345	1,910	1,682	1,527
Other consumer loans	171	114	112	88
Commercial real estate loans	8,596	21,768	24,935	25,657
Commercial loans	5,096	9,429	10,494	3,963
Total nonaccrual loans current	$16,863	34,543	38,335	32,404

Nonaccrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$—	951	107	1,545
Home equity loans	49	380	75	712
Other consumer loans	77	92	60	48
Commercial real estate loans	867	604	3,788	1,128
Commercial loans	186	144	162	9
Total nonaccrual loans delinquent 30 days to 59 days	$1,179	2,171	4,192	3,442

Nonaccrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$1,197	1,892	936	784
Home equity loans	472	507	274	724
Other consumer loans	191	129	40	234
Commercial real estate loans	504	1,045	1,584	763
Commercial loans	119	107	122	131
Total nonaccrual loans delinquent 60 days to 89 days	$2,483	3,680	2,956	2,636

Nonaccrual loans delinquent 90 days or more:
Residential mortgage loans	$16,125	15,068	21,994	17,696
Home equity loans	4,616	5,646	7,810	6,606
Other consumer loans	2,199	2,045	1,966	2,450
Commercial real estate loans	12,673	8,233	15,290	11,099
Commercial loans	1,858	1,921	4,214	3,475
Total nonaccrual loans delinquent 90 days or more	$37,471	32,913	51,274	41,326

Total nonaccrual loans	$57,996	73,307	96,757	79,808

	June 30,	March 31,	June 30,	December 31,
	2015	2015	2014	2014

Nonaccrual loans	$57,996	73,307	96,757	79,808
Loans 90 days past maturity and still accruing	385	310	271	235
Nonperforming loans	58,381	73,617	97,028	80,043
Real estate owned, net	13,864	15,346	14,915	16,759
Nonperforming assets	$72,245	88,963	111,943	96,802

Nonaccrual troubled debt restructuring *	$15,443	19,843	23,949	24,459
Accruing troubled debt restructuring	40,741	40,802	39,844	37,329
Total troubled debt restructuring	$56,184	60,645	63,793	61,788

Nonperforming loans to total loans	0.95%	1.21%	1.65%	1.34%

Nonperforming assets to total assets	0.92%	1.13%	1.42%	1.25%

Allowance for loan losses to total loans	0.96%	1.11%	1.21%	1.13%

Allowance for loan losses to nonperforming loans	101.16%	91.42%	73.63%	84.35%

* Amounts included in nonperforming loans above.

Northwest Bancshares, Inc. and Subsidiaries

Loans by credit quality indicators as of June 30, 2015

(Dollars in thousands)

						Recorded
						investment
		Special				in loans
	Pass	mention	Substandard	Doubtful	Loss	receivable
Personal Banking:
Residential mortgage loans	$2,584,438	—	11,362	—	1,370	2,597,170
Home equity loans	1,051,213	—	4,616	—	—	1,055,829
Other consumer loans	250,648	—	1,743	—	—	252,391
Total Personal Banking	3,886,299	—	17,721	—	1,370	3,905,390

Business Banking:
Commercial real estate loans	1,688,449	37,497	133,797	—	—	1,859,743
Commercial loans	301,467	19,793	38,262	2	—	359,524
Total Business Banking	1,989,916	57,290	172,059	2	—	2,219,267

	$5,876,215	57,290	189,780	2	1,370	6,124,657

Northwest Bancshares, Inc. and Subsidiaries

Loans by credit quality indicators as of December 31, 2014

(Dollars in thousands)

						Recorded
						investment
		Special				in loans
	Pass	mention	Substandard	Doubtful	Loss	receivable
Personal Banking:
Residential mortgage loans	$2,507,269	—	12,763	—	1,424	2,521,456
Home equity loans	1,059,525	—	6,606	—	—	1,066,131
Other consumer loans	240,947	—	1,797	—	—	242,744
Total Personal Banking	3,807,741	—	21,166	—	1,424	3,830,331

Business Banking:
Commercial real estate loans	1,618,269	36,908	145,502	505	—	1,801,184
Commercial loans	286,234	23,690	46,280	2,172	—	358,376
Total Business Banking	1,904,503	60,598	191,782	2,677	—	2,159,560

	$5,712,244	60,598	212,948	2,677	1,424	5,989,891

Northwest Bancshares, Inc. and Subsidiaries

Delinquency

(Dollars in thousands)

Loan delinquency schedule
(Number of loans and dollar amount of loans)
	June 30,			March 31,			June 30,			December 31,
	2015		*	2015		*	2014		*	2014		*
Loans delinquent 30 days to 59 days:
Residential mortgage loans	64	$3,250	0.1%	336	$25,586	1.0%	71	$3,842	0.2%	377	$27,443	1.1%
Home equity loans	112	3,768	0.4%	128	3,737	0.4%	123	4,193	0.4%	161	5,752	0.5%
Consumer loans	1,103	5,116	2.0%	912	4,374	1.8%	953	4,355	1.9%	1,193	5,572	2.3%
Commercial real estate loans	39	3,788	0.2%	50	5,497	0.3%	79	8,247	0.5%	56	4,956	0.3%
Commercial loans	21	1,363	0.4%	36	1,480	0.4%	35	1,146	0.3%	26	2,262	0.6%
Total loans delinquent 30 days to 59 days	1,339	$17,285	0.3%	1,462	$40,674	0.7%	1,261	$21,783	0.4%	1,813	$45,985	0.8%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	70	$5,815	0.2%	40	$3,397	0.1%	81	$6,024	0.2%	100	$6,970	0.3%
Home equity loans	39	2,090	0.2%	34	1,404	0.1%	45	1,210	0.1%	49	1,672	0.2%
Consumer loans	442	1,767	0.7%	352	1,515	0.6%	363	1,454	0.6%	525	2,435	1.0%
Commercial real estate loans	30	4,919	0.3%	21	2,351	0.1%	31	2,267	0.1%	21	2,038	0.1%
Commercial loans	7	159	0.0%	5	136	0.0%	16	709	0.2%	4	209	0.1%
Total loans delinquent 60 days to 89 days	588	$14,750	0.2%	452	$8,803	0.1%	536	$11,664	0.2%	699	$13,324	0.2%

Loans delinquent 90 days or more:
Residential mortgage loans	203	$16,125	0.6%	193	$15,068	0.6%	251	$21,994	0.9%	225	$17,696	0.7%
Home equity loans	104	4,616	0.4%	123	5,646	0.5%	168	7,810	0.7%	139	6,606	0.6%
Consumer loans	440	2,199	0.9%	440	2,045	0.9%	412	1,966	0.8%	539	2,450	1.0%
Commercial real estate loans	76	12,673	0.7%	84	8,233	0.4%	118	15,290	0.9%	102	11,099	0.6%
Commercial loans	13	1,858	0.5%	16	1,921	0.5%	34	4,214	1.0%	25	3,475	1.0%
Total loans delinquent 90 days or more	836	$37,471	0.6%	856	$32,913	0.5%	983	$51,274	0.9%	1,030	$41,326	0.7%

Total loans delinquent	2,763	$69,506	1.1%	2,770	$82,390	1.4%	2,780	$84,721	1.4%	3,542	$100,635	1.7%

* - Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.

Northwest Bancshares, Inc. and Subsidiaries

Allowance for loan losses

(Dollars in thousands)

	Quarter ended		Six months ended
	June 30,		June 30,
	2015	2014	2015	2014
Allowance for loan losses
Beginning balance	$67,298	76,234	67,518	71,348
Provision	1,050	8,285	1,950	15,770
Charge-offs residential mortgage	(278)	(883)	(613)	(1,342)
Charge-offs home equity	(542)	(593)	(884)	(965)
Charge-offs other consumer	(1,759)	(1,450)	(3,699)	(3,166)
Charge-offs commercial real estate	(3,439)	(2,743)	(4,552)	(3,510)
Charge-offs commercial	(6,356)	(9,351)	(7,080)	(10,286)
Recoveries	3,083	1,943	6,417	3,593
Ending balance	$59,057	71,442	59,057	71,442

Net charge-offs to average loans, annualized	0.61%	0.90%	0.34%	0.54%

Northwest Bancshares, Inc. and Subsidiaries

Average balance sheet

(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended June 30,
	2015				2014
				Avg.				Avg.
	Average			Yield/	Average			Yield/
	Balance		Interest	Cost (g)	Balance		Interest	Cost (g)
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$6,073,911		71,445	4.72%	$5,833,540		71,266	4.90%
Mortgage-backed securities (c)	477,800		2,058	1.72%	601,066		2,666	1.77%
Investment securities (c) (d)	482,670		2,887	2.39%	507,315		3,472	2.74%
FHLB stock	35,608		475	5.35%	43,944		697	6.34%
Other interest-earning deposits	272,691		180	0.26%	424,434		286	0.27%

Total interest-earning assets	7,342,680		77,045	4.21%	7,410,299		78,387	4.23%

Noninterest earning assets (e)	529,528				528,914

Total assets	$7,872,208				$7,939,213

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$1,263,785		838	0.27%	$1,239,563		821	0.27%
Interest-bearing demand deposits	920,071		131	0.06%	896,014		149	0.07%
Money market deposit accounts	1,147,017		759	0.27%	1,182,542		792	0.27%
Time deposits	1,409,740		3,963	1.13%	1,598,523		4,659	1.17%
Borrowed funds (f)	929,744		6,929	2.99%	872,653		6,623	3.04%
Junior subordinated debentures	103,094		1,172	4.50%	103,094		1,170	4.49%

Total interest-bearing liabilities	5,773,451		13,792	0.96%	5,892,389		14,214	0.97%

Noninterest-bearing demand deposits	957,912				852,253
Noninterest bearing liabilities	77,075				128,072

Total liabilities	6,808,438				6,872,714

Shareholders’ equity	1,063,770				1,066,499

Total liabilities and shareholders’ equity	$7,872,208				$7,939,213

Net interest income/ Interest rate spread			63,253	3.25%			64,173	3.26%

Net interest-earning assets/ Net interest margin	$1,569,229			3.45%	$1,517,910			3.46%

Ratio of interest-earning assets to interest-bearing liabilities	1.27	X			1.26	X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c)  Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e)  Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(f)  Average balances include FHLB borrowings and collateralized borrowings.

(g)     Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 4.69% and 4.86%, respectively, Investment securities - 1.88% and 2.06%, respectively, Interest-earning assets - 4.15% and 4.17%, respectively. GAAP basis net interest rate spreads were 3.19% and 3.20%, respectively, and GAAP basis net interest margins were 3.39% and 3.39%, respectively.

Northwest Bancshares, Inc. and Subsidiaries

Average balance sheet

(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Six months ended June 30,
	2015				2014
				Avg.				Avg.
	Average			Yield/	Average			Yield/
	Balance		Interest	Cost (g)	Balance		Interest	Cost (g)
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$6,046,741		142,627	4.76%	$5,828,500		141,132	4.88%
Mortgage-backed securities (c)	492,209		4,292	1.74%	611,050		5,459	1.79%
Investment securities (c) (d)	484,366		6,006	2.48%	507,334		7,099	2.80%
FHLB stock (h)	35,872		838	4.71%	43,830		973	4.44%
Other interest-earning deposits	252,210		319	0.25%	370,292		486	0.26%

Total interest-earning assets	7,311,398		154,082	4.25%	7,361,006		155,149	4.25%

Noninterest earning assets (e)	569,689				573,837

Total assets	$7,881,087				$7,934,843

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$1,247,854		1,651	0.27%	$1,224,042		1,624	0.27%
Interest-bearing demand deposits	899,260		262	0.60%	873,972		288	0.07%
Money market deposit accounts	1,156,079		1,524	0.27%	1,178,202		1,574	0.27%
Time deposits	1,430,989		8,020	1.13%	1,621,745		9,425	1.17%
Borrowed funds (f)	945,192		13,904	2.97%	876,897		13,180	3.03%
Junior subordinated debentures	103,094		2,330	4.50%	103,094		2,327	4.49%

Total interest-bearing liabilities	5,782,468		27,691	0.97%	5,877,952		28,418	0.97%

Noninterest-bearing demand deposits	936,090				833,750
Noninterest bearing liabilities	98,992				114,994

Total liabilities	6,817,550				6,826,696

Shareholders’ equity	1,063,537				1,108,147

Total liabilities and shareholders’ equity	$7,881,087				$7,934,843

Net interest income/ Interest rate spread			126,391	3.28%			126,731	3.28%

Net interest-earning assets/ Net interest margin	$1,528,930			3.46%	$1,483,054			3.44%

Ratio of interest-earning assets to interest-bearing liabilities	1.26	X			1.25	X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(f) Average balances include FHLB borrowings and collateralized borrowings.

(g) Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 4.73% and 4.85%, respectively, Investment securities - 1.93% and 2.11%, respectively, Interest-earning assets - 4.19% and 4.17%, respectively. GAAP basis net interest rate spreads were 3.22% and 3.20%, respectively, and GAAP basis net interest margins were 3.40% and 3.37%, respectively.

(h) Excludes a $1.0 million special dividend paid in February 2015.

Northwest Bancshares, Inc. and Subsidiaries

Average balance sheet

(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended				Quarter ended
	June 30, 2015				March 31, 2015
				Avg.				Avg.
	Average			Yield/	Average			Yield/
	Balance		Interest	Cost (g)	Balance		Interest	Cost (g)
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$6,073,911		71,445	4.72%	$6,019,250		71,182	4.80%
Mortgage-backed securities (c)	477,800		2,058	1.72%	506,778		2,234	1.76%
Investment securities (c) (d)	482,670		2,887	2.39%	486,078		3,119	2.57%
FHLB stock (h)	35,608		475	5.35%	36,139		363	4.07%
Other interest-earning deposits	272,691		180	0.26%	246,296		139	0.23%

Total interest-earning assets	7,342,680		77,045	4.21%	7,294,541		77,037	4.28%

Noninterest earning assets (e)	529,528				595,425

Total assets	$7,872,208				$7,889,966

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$1,263,785		838	0.27%	$1,231,745		813	0.27%
Interest-bearing demand deposits	920,071		131	0.06%	878,230		131	0.06%
Money market deposit accounts	1,147,017		759	0.27%	1,165,159		765	0.27%
Time deposits	1,409,740		3,963	1.13%	1,452,476		4,057	1.13%
Borrowed funds (f)	929,744		6,929	2.99%	960,812		6,975	2.94%
Junior subordinated debentures	103,094		1,172	4.50%	103,094		1,158	4.49%

Total interest-bearing liabilities	5,773,451		13,792	0.96%	5,791,516		13,899	0.97%

Noninterest-bearing demand deposits	957,912				914,025
Noninterest bearing liabilities	77,075				121,121

Total liabilities	6,808,438				6,826,662

Shareholders’ equity	1,063,770				1,063,304

Total liabilities and shareholders’ equity	$7,872,208				$7,889,966

Net interest income/ Interest rate spread			63,253	3.25%			63,138	3.31%

Net interest-earning assets/ Net interest margin	$1,569,229			3.45%	$1,503,025			3.51%

Ratio of interest-earning assets to interest-bearing liabilities	1.27	X			1.26	X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(f) Average balances include FHLB borrowings and collateralized borrowings.

(g) Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 4.69% and 4.76%, respectively, Investment securities -1.88% and 1.97%, respectively, Interest-earning assets - 4.15% and 4.21%, respectively. GAAP basis net interest rate spreads were 3.19% and 3.24%, respectively, and GAAP basis net interest margins were 3.39% and 3.44%, respectively.

(h) Excludes a $1.0 million special dividend paid in February 2015.